October 28, 2005

Board of Trustees
AIM Growth Series
11 Greenway Plaza, Suite 100
Houston, Texas   77046-1173

Re:      Initial Capital Investment In New Portfolios Of
         AIM Growth Series (The "Fund")

Ladies and Gentlemen:

We are purchasing shares of the Fund for the purpose of providing initial investment for two new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

We hereby agree to purchase shares equal to the following dollar amount for each portfolio:

                  FUND                                             AMOUNT            DATE
--------------------------------------------------------------    ----------    ----------------
AIM Income Allocation Fund - Class A Shares                       $    10.00    October 28, 2005
AIM Income Allocation Fund - Class B Shares                       $    10.00    October 28, 2005
AIM Income Allocation Fund - Class C Shares                       $    10.00    October 28, 2005
AIM Income Allocation Fund - Class R Shares                       $    10.00    October 28, 2005
AIM Income Allocation Fund - Institutional Class Shares           $    10.00    October 28, 2005

AIM International Allocation Fund - Class A Shares                $    10.00    October 28, 2005
AIM International Allocation Fund - Class B Shares                $    10.00    October 28, 2005
AIM International Allocation Fund - Class C Shares                $    10.00    October 28, 2005
AIM International Allocation Fund - Class R Shares                $    10.00    October 28, 2005
AIM International Allocation Fund - Institutional Class Shares    $    10.00    October 28, 2005

AIM Income Allocation Fund - Class A Shares                       $   50,000    October 31, 2005
AIM Income Allocation Fund - Class B Shares                       $   50,000    October 31, 2005
AIM Income Allocation Fund - Class C Shares                       $   50,000    October 31, 2005
AIM Income Allocation Fund - Class R Shares                       $   50,000    October 31, 2005
AIM Income Allocation Fund - Institutional Class Shares           $   50,000    October 31, 2005

October 28, 2005
Page 2

                  FUND                                            AMOUNT           DATE
--------------------------------------------------------------    -------     ------------------
AIM International Allocation Fund - Class A Shares                $50,000     October 31, 2005
AIM International Allocation Fund - Class B Shares                $50,000     October 31, 2005
AIM International Allocation Fund - Class C Shares                $50,000     October 31, 2005
AIM International Allocation Fund - Class R Shares                $50,000     October 31, 2005
AIM International Allocation Fund - Institutional Class Shares    $50,000     October 31, 2005

We understand that the initial net asset value per share for each portfolio named above will be $10.00.

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

Sincerely yours,

A I M ADVISORS, INC.

------------------------
Mark H. Williamson
President

cc:      Mark Gregson
         David Hessel
         Gary Trappe